AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                                               ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-605(a)(4) of the Maryland General Corporation Law, the Board of Directors of the Corporation has renamed the duly established and allocated series of the Corporation's stock as follows:

        New Series Name                              Prior Series Name
        Large Cap Value Fund                         Large Cap Company Fund

The name change shall be effective on July 1, 2002.

     THIRD: The Board of Directors of the Corporation duly adopted resolutions renaming the Series, as set forth in Article SECOND.

     FOURTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation (a) has duly established three new classes of shares (each hereinafter referred to as a "Class") for two of the six (6) Series (hereinafter referred to a "Series") of capital stock of the Corporation and (b) has allocated Three Billion (3,000,000,000) shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per share, for an aggregate par value of Thirty Million Dollars ($30,000,000). As a result of the action taken by the Board of Directors referenced in Article FOURTH of these Articles Supplementary, the six (6) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

         Series                           Number of Shares  Aggregate Par Value

        Equity Income Fund                     480,000,000        $  4,800,000

        Value Fund                           1,207,500,000          12,075,000

        Real Estate Fund                        75,000,000             750,000

        Small Cap Value Fund                   662,500,000           6,625,000

        Equity Index Fund                      450,000,000           4,500,000

        Large Cap Company Fund                 125,000,000           1,250,000

     FIFTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established Classes of shares for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article FOURTH above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the six (6) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows: Number of

                                                                     Shares                      Aggregate
         Series Name                    Class Name                   Allocated                   Par Value

        Equity Income Fund              Investor                     400,000,000                $4,000,000
                                        Institutional                 35,000,000                   350,000
                                        Service                                0                         0
                                        Advisor                       35,000,000                   350,000
                                        C                             10,000,000                   100,000

        Value Fund                      Investor                     900,000,000                $9,000,000
                                        Institutional                120,000,000                 1,200,000
                                        Service                                0                         0
                                        Advisor                      100,000,000                 1,000,000
                                        C                             50,000,000                   500,000
                                        A                             12,500,000                   125,000
                                        B                             12,500,000                   125,000
                                        C II                          12,500,000                   125,000

        Real Estate Fund                Investor                      50,000,000                  $500,000
                                        Institutional                 12,500,000                   125,000
                                        Service                                0                         0
                                        Advisor                       12,500,000                   125,000

        Small Cap Value Fund            Investor                     500,000,000                $5,000,000
                                        Institutional                 50,000,000                   500,000
                                        Service                                0                         0
                                        Advisor                      100,000,000                 1,000,000
                                        C                             12,500,000                   125,000

        Equity Index Fund               Investor                     100,000,000                $1,000,000
                                        Institutional                350,000,000                 3,500,000

        Large Cap Company Fund          Investor                      50,000,000                  $500,000
                                        Institutional                 12,500,000                   125,000
                                        Service                                0                         0
                                        Advisor                       12,500,000                   125,000
                                        C                             12,500,000                   125,000
                                        A                             12,500,000                   125,000
                                        B                             12,500,000                   125,000
                                        C II                          12,500,000                   125,000

     SIXTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

     SEVENTH:  A description of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

     EIGHTH: The Board of Directors of the Corporation had classified as Series the authorized capital stock of the Corporation and has allocated shares to each Series as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 14th day of June, 2002.
                                                     AMERICAN CENTURY
ATTEST:                                     CAPITAL PORTFOLIOS, INC.




Name:  Charles A. Etherington           Name:   David C. Tucker
Title:   Assistant Secretary            Title:      Senior Vice President


     THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.


Dated:  June 14, 2002
                                  David C. Tucker, Senior Vice President